Exhibit 4.35.3

Additional Agreement No. 3

To the Contract on Network Connection between

 OAO Rostelecom and OJSC CenterTelecom

as amended by Agreement No. 6480/05-DO dated January 01, 2006

Moscow	Dated: “25” August, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and CenterTelecom, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by OJSC CenterTelecom General Director S.V. Pridantsev authorized to act by the Charter, on the other part,, hereinafter collectively referred to as the “Parties” and separately referred to as “Party”:

In view of

A. The Contract on the connection of telecommunications networks was entered into between Rostelecom and the Operator on January 1, 2006 as amended by Agreement No. 6480/05-DO, in accordance with which Rostelecom renders the Operator the services of inclusion, and the Operator renders Rostelecom traffic admission services (hereinafter - “Contract”);

B. The conditions of the Contract do not regulate the legal relationships of the Parties  connected with the admission through telecommunications networks of the Operator and Rostelecom of the traffic, other than the traffic the admission of which is performed by the Operator in connection with the rendering to the Users of the long-distance and international telecommunication services on the part of Rostelecom;

B. The conditions of the Contract do not regulate the legal relationships of the Parties  connected with the admission through telecommunication networks of the Operator and Rostelecom of the traffic, other than the traffic the admission of which is performed by the Operator in connection with the rendering to the Users of the long-distance and international telecommunication services on the part of Rostelecom;

have concluded this Additional Agreement (hereinafter - “Agreement”) to the Contract about the following:

1.                                      Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1.                              “Reporting period” means the period of one calendar month during which the traffic admission services were rendered.

1.2.                              “Billing period” means a calendar month following the Reporting period.

1.3.                              “Traffic” means any traffic outgoing from the Operator’s network to the network of Rostelecom, which

1)              is not connected with the rendering by Rostelecom or other long-distance and international telecommunications operators of the long-distance and international telecommunication services to the Users.

2)              is not the traffic identified in par. 3.3.4. of this Agreement.

1.4.                              “Traffic admission Services” means the service of the long-distance end of call in other operator’s networks rendered by Rostelecom to the Operator concerning the Traffic.

2.                                      Subject Matter of the Agreement

2.1.                              Rostelecom is obliged under the connection conditions specified in the Agreement and in this Agreement, to render the Operator Traffic admission Services, and the Operator is obliged to recompense for them.

3.                                      Rights and Obligations of the Parties

3.1.                            Rostelecom undertakes the following obligations:

3.1.1.                     To render the Operator, with the consideration of technical resources and in accordance with this Agreement, Traffic admission Services.

3.1.2.                     To provide the calculation and submission to the Operator of the data on the volume of the rendered  Traffic admission Services.

3.1.3.                     To provide by the admission of Traffic in their responsibility zone of the service quality and speech transmission quality for long-distance and international telecommunications  in accordance with the normative documents and the agreement on service quality (if available).

3.1.4.                     To provide the storage of the Traffic admitted during the term established by current law.

3.2.                            Rostelecom has a right:

3.2.1.                     To determine in accordance with par. 3.2.1. of the Contract, new connection conditions (including the costs of Traffic admission Services), indicated in this Agreement, but not more often than once a year.

3.2.2.                     To determine the Traffic routing on its network segment                             .

3.2.3.                     On the basis of a court decision, to impose restrictions on the rendering of Traffic admission Services.

3.3.                            The Operator undertakes the following obligations:

3.3.1.                     To recompense for the Traffic admission Services rendered by Rostelecom under the conditions hereof.

3.3.2.                     To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available).

3.3.3.                     The Operator provides the submission of information about the number of the User performing the call. In case of discrepancy of the information about the actual number of the User performing the call, the Operator accounts to Rostelecom in the order established by this Additional Agreement.

4.                                      Mutual obligations of the Parties:

4.1.                              To perform in due manner and full volume their obligation hereunder.

4.2.                              To maintain the confidential character of the conditions and provisions hereof in the order estimated by the Agreement.

5.                                      Additional essential conditions of telecommunications networks connection and their interaction

In addition to the essential conditions of telecommunications networks connection and interaction, the Parties agree to determine the following additional conditions:

5.1.                              The list of Traffic admission Services is specified in par. 1.4 hereof. The order of Traffic admission is determined on the basis of the current law, the licenses of the interacting operators and in accordance with the technical conditions of connection.

5.2.                              The order of payments for the Traffic admission Services is established in Section 6  hereof.

6.                                      The cost of Traffic admission Services and the settlement procedure

6.1.                              The Operator remunerates Traffic admission Services in accordance with Appendix 1 hereto. The cost of Traffic admission Services for the Reporting period is calculated on the basis of the data on the natural volumes of the rendered Traffic admission Services during the Reporting period.

6.2.                              By change of Traffic admission Services costs by the Federal Agency of the executive authority of the Russian Federation, regulating the cost of such services, the Parties introduce new prices from the date indicated by the order of such Federal Agency of the executive authority of the Russian Federation, by means of concluding an additional agreement, which must be signed by the Parties.

6.3.                              The remuneration of Traffic admission Services is performed by the Operator on a monthly basis, no later than within ten (10) days from the signing by the Parties of the Act of rendered Traffic admission Services.

6.4.                              The Parties present to each other the data on the volume of Traffic admission Services rendered in the following order:

6.4.1.                     No later than the 6th day of the Billing period Rostelecom submits to the Operator the report on the volumes of Traffic admission Services.

6.4.2.                     The Parties check and coordinate the data on the volume of Traffic admission Services rendered (accepted) during the Reporting period, directed in accordance with para. 6.4.1 hereof.

6.5.                  Rostelecom presents to the Operator the Traffic admission Services Report (Appendix 2 hereto), no later than the 8th day of the Billing period, including the data on the volume of Traffic admission Services  rendered.

6.6.                  The Operator signs the Traffic admission Services Report no later than the 9th day of the Billing period.

6.7.                  Rostelecom presents to the Operator the invoice for the rendered Traffic admission Services no later than the 10th day of the Billing period. Copies of the invoice, the Traffic admission Services Report are sent by a facsimile transmission, the originals are sent by post.

6.8.                  Not withstanding the provisions of para. 6.4. each Party shall be entitled to check the data submitted by the other Party and reconcile with its own data to verify absence of discrepancies in accordance with terms specified herein.

In case of discrepancies of the data of the Parties in charges for the Traffic admission services for the billing period within 3 % recalculation of amount payable shall not be performed.

If the Operator’s data on the cost of the rendered Traffic admission Services differ from the data of Rostelecom by more than 3%, plus/minus not later than the 17th day of the Billing period month Rostelecom sends the Operator the Reconciliation Report of the data on the Traffic admitted and the cost of the services rendered, indicating the acknowledged and disputed data volumes.

The Parties undertake to perform actions directed at the elimination of data discrepancy in the order established by Appendix 6 hereof. After the determination of the causes of data discrepancy, the Parties perform the correction of service costs in the next Billing period (in the Services Report).

6.9.                              The payments are transferred to the account of Rostelecom indicated in this Agreement. For the identification of the payments the Operator indicates the number of the Contract, the number of this Agreement and the account number.

7.                                      Responsibility of the Parties.

7.1.                              The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

7.2.                              In case of violation by the Operator of the terms of performance of their obligations for the transfer of the payments due to Rostelecom for the rendered Traffic admission Services, Rostelecom has the right to demand from the Operator penalty in the amount of 1/300 of the current refinancing rate of the Central Bank of the Russian Federation, for every day of payment delinquency.

8.                                      The validity term and conditions of termination of the Additional Agreement

8.1.                              This Additional Agreement comes into effect on the date of its execution. The Parties hereby establish that the terms and conditions of this Agreement entered into by there by shall apply to their relations arisen from the date of the Contract Network Connection as amended by Agreement No. 6480/05-DO dated January 01, 2006.

8.2.                              This Agreement shall be terminated concurrently with the termination of the Contract.

9.                                      Miscellaneous

9.1.                              All appendices to this Agreement constitute its integral part if they are composed in written form and signed by the duly authorized representatives of the Parties.

9.2.                              All terms used in this Agreement have the meaning ascribed to them by the Contract if not otherwise indicated hereby.

9.3.                              This Agreement is an integral part of the Contract.

9.4.                              In all other respects not specified by this Agreement, the provisions of the Contract are valid.

9.5.                              The agreement is issued in the Russian language in two original counterparts, one for  each Party.

9.6.                              The list of Appendices hereto:

Appendix No. 1 Calculation of the Traffic Admission Services Cost;

Appendix No. 2 Traffic Admission Services Report;

10.                                 Signatures of the Parties.

For Rostelecom:	For Operator:

General Director	General Director
OAO Rostelecom	OJSC CenterTelecom:

D.Ye. Yerokhin	S.V.Pridantsev

Seal here	Seal here

Appendix No. 1

to Additional Agreement No.3

dt.                           2006

CALCULATION OF THE TRAFFIC ADMISSION SERVICES COST

Incoming	Outgoing ABC
ABC	471	472	473	474	475	481	482	483	484	485	486	487	491	492	493	494	496	494	496	498
301	7.20	7.32	7.08	6.89	6.77	7.32	6.95	7.26	7.01	6.64	7.20	6.95	6.83	6.71	6.58	6.52	6.89	6.52	6.89	6.89
302	7.63	7.26	7.39	7.32	7.20	7.32	7.32	7.63	7.45	7.01	7.57	7.39	7.20	7.08	6.95	6.89	7.26	6.89	7.26	7.26
336	4.02	3.95	3.76	3.69	3.56	4.42	4.22	4.22	4.09	3.95	4.02	3.95	3.82	3.82	3.82	3.89	4.02	3.89	4.02	4.02
341	3.17	2.90	2.92	2.84	2.59	2.97	2.92	2.84	3.01	2.51	3.09	2.84	2.59	2.51	2.43	2.43	2.76	2.43	2.76	2.76
342	3.10	3.17	2.90	3.17	3.01	3.17	3.17	3.10	2.90	2.76	3.03	3.17	3.01	2.84	2.68	2.68	3.09	2.68	3.09	3.09
343	3.43	3.43	3.17	3.03	2.90	3.56	3.17	3.43	3.23	2.84	3.30	3.10	2.97	2.84	3.17	3.09	3.03	3.09	3.03	3.03
345	4.02	4.09	3.83	3.69	3.56	4.15	3.76	4.09	3.83	3.43	3.96	3.76	3.56	3.43	3.36	3.36	3.69	3.36	3.69	3.69
346	4.42	4.48	4.22	4.09	3.96	4.42	4.02	4.35	4.15	3.69	4.29	4.09	3.89	3.69	3.63	3.56	3.96	3.56	3.96	3.96
347	2.97	3.03	3.09	3.01	2.84	3.17	2.84	3.03	2.84	2.92	2.90	3.17	2.92	2.84	2.76	2.76	3.17	2.76	3.17	3.17
349	4.55	4.68	4.42	4.29	4.15	4.42	3.96	4.42	4.22	3.69	4.42	4.15	4.02	3.83	3.69	3.56	4.02	3.56	4.02	4.02
351	3.43	3.49	3.17	3.10	2.97	3.63	3.30	3.49	3.30	2.97	3.36	3.17	3.03	2.97	2.84	2.90	3.17	2.90	3.17	3.17
352	3.76	3.76	3.49	3.43	3.30	3.95	3.56	3.82	3.63	3.23	3.69	3.49	3.36	3.23	3.17	3.17	3.43	3.17	3.43	3.43
353	2.90	2.90	3.01	2.92	2.76	3.30	2.97	3.03	2.90	3.09	2.90	3.17	3.01	2.92	2.92	3.09	3.17	3.09	3.17	3.17
381	4.42	4.48	4.15	4.09	3.95	4.61	4.22	4.48	4.28	3.89	4.35	4.15	3.95	3.89	3.82	3.82	4.09	3.82	4.09	4.09
382	5.35	5.41	5.40	5.27	5.14	5.47	5.34	5.35	5.40	4.94	5.29	5.27	5.14	5.01	4.88	4.88	5.34	4.88	5.34	5.34
383	4.96	5.02	5.01	4.88	4.74	5.08	5.01	5.02	5.07	4.61	5.14	4.94	4.81	4.68	4.55	4.55	4.88	4.55	4.88	4.88
384	5.14	5.21	4.96	5.14	4.94	5.33	5.14	5.21	5.02	4.88	5.14	4.96	5.01	4.88	4.81	4.74	5.14	4.74	5.14	5.14
385	5.08	5.08	5.07	5.01	4.81	5.27	5.14	5.14	5.14	4.81	5.02	5.07	4.88	4.81	4.68	4.68	5.01	4.68	5.01	5.01
388	5.33	5.39	5.08	5.02	5.07	5.51	5.14	5.39	5.21	5.07	5.27	5.14	5.14	5.07	5.01	5.01	5.02	5.01	5.02	5.02
390	5.90	5.97	5.66	5.59	5.47	6.03	5.66	5.97	5.66	5.35	5.84	5.66	5.47	5.35	5.29	5.29	5.59	5.29	5.59	5.59
391	5.90	5.97	5.78	5.66	5.47	6.03	5.66	5.97	5.72	5.29	5.84	5.66	5.47	5.35	5.29	5.22	5.53	5.22	5.53	5.53
394	6.21	6.27	6.09	5.97	5.78	6.40	6.03	6.34	6.09	5.72	6.21	6.03	5.84	5.72	5.66	5.66	5.97	5.66	5.97	5.97
395	6.95	7.01	6.83	6.64	6.52	7.08	6.64	7.01	6.77	6.34	6.89	6.71	6.52	6.40	6.34	6.27	6.64	6.27	6.64	6.64
401	2.74	2.82	2.64	2.57	2.70	2.16	2.58	2.41	2.58	2.90	2.58	2.74	2.90	2.57	2.64	2.64	2.74	2.64	2.74	2.74

411	8.02	8.14	7.85	7.79	8.10	7.96	8.04	7.96	8.16	7.73	7.96	7.79	8.04	7.85	7.73	7.48	8.04	7.48	8.04	8.04
413	9.23	9.34	9.23	9.00	8.94	9.17	8.77	9.23	8.94	8.54	9.17	9.00	8.83	8.65	8.54	8.42	8.83	8.42	8.83	8.83
415	10.26	10.38	10.20	10.03	9.92	10.15	9.80	10.20	9.92	9.51	10.15	9.97	9.80	9.63	9.51	9.46	9.80	9.46	9.80	9.80
416	8.77	8.83	8.54	8.48	8.37	8.77	8.42	8.77	8.54	8.14	8.65	8.48	8.37	8.19	8.08	8.08	8.37	8.08	8.37	8.37
421	9.40	9.51	9.29	9.17	9.00	9.40	9.06	9.40	9.17	8.71	9.29	9.11	9.00	8.83	8.71	8.65	9.00	8.65	9.00	9.00
423	9.74	9.74	9.57	9.46	9.34	9.80	9.46	9.69	9.51	9.06	9.69	9.51	9.34	9.17	9.11	9.06	9.34	9.06	9.34	9.34
424	9.97	10.09	9.80	9.74	9.63	10.03	9.57	9.97	9.74	9.34	9.92	9.69	9.57	9.40	9.34	9.23	9.57	9.23	9.57	9.57
426	9.29	9.34	9.11	9.00	8.88	9.34	8.94	9.23	9.00	8.60	9.23	9.06	8.88	8.71	8.60	8.48	8.88	8.48	8.88	8.88
427	9.80	9.92	9.69	9.57	9.51	9.57	9.23	9.69	9.46	9.00	9.69	9.46	9.34	9.17	9.06	8.94	9.29	8.94	9.29	9.29
471		1.21	1.30	1.39	1.67	1.76	1.95	1.30	1.48	2.08	1.21	1.48	1.67	1.95	2.00	2.16	1.76	2.16	1.76	1.76
472	1.21		1.39	1.48	1.67	1.95	2.08	1.58	1.76	2.25	1.39	1.67	1.86	2.00	2.16	2.33	2.04	2.33	2.04	2.04
473	1.30	1.39		1.11	1.30	2.04	2.00	1.67	1.67	2.00	1.39	1.48	1.58	1.86	2.04	2.08	1.76	2.08	1.76	1.76
474	1.39	1.48	1.11		1.11	1.95	1.86	1.67	1.48	1.95	1.39	1.39	1.30	1.67	1.86	2.04	1.67	2.04	1.67	1.67
475	1.67	1.67	1.30	1.11		2.00	2.04	1.76	1.67	1.95	1.58	1.48	1.39	1.67	1.76	1.95	1.67	1.95	1.67	1.67
481	1.76	1.95	2.04	1.95	2.00		1.58	1.39	1.39	2.04	1.58	1.58	1.86	1.95	2.04	2.00	1.58	2.00	1.58	1.58
482	1.95	2.08	2.00	1.86	2.04	1.58		1.67	1.39	1.39	1.76	1.48	1.58	1.48	1.48	1.48	1.21	1.48	1.21	1.21
483	1.30	1.58	1.67	1.67	1.76	1.39	1.67		1.30	2.04	1.21	1.39	1.58	1.86	2.04	2.00	1.58	2.00	1.58	1.58
484	1.48	1.76	1.67	1.48	1.67	1.39	1.39	1.30		1.67	1.30	1.11	1.30	1.48	1.67	1.76	1.21	1.76	1.21	1.21
485	2.08	2.25	2.00	1.95	1.95	2.04	1.39	2.04	1.67		2.04	1.67	1.58	1.30	1.11	1.02	1.39	1.02	1.39	1.39
486	1.21	1.39	1.39	1.39	1.58	1.58	1.76	1.21	1.30	2.04		1.30	1.48	1.76	1.95	2.04	1.58	2.04	1.58	1.58
487	1.48	1.67	1.48	1.39	1.48	1.58	1.48	1.39	1.11	1.67	1.30		1.21	1.48	1.67	1.76	1.30	1.76	1.30	1.30
491	1.67	1.86	1.58	1.30	1.39	1.86	1.58	1.58	1.30	1.58	1.48	1.21		1.30	1.48	1.58	1.30	1.58	1.30	1.30
492	1.95	2.00	1.86	1.67	1.67	1.95	1.48	1.86	1.48	1.30	1.76	1.48	1.30		1.11	1.30	1.30	1.30	1.30	1.30
493	2.00	2.16	2.04	1.86	1.76	2.04	1.48	2.04	1.67	1.11	1.95	1.67	1.48	1.11		1.11	1.39	1.11	1.39	1.39
494	2.16	2.33	2.08	2.04	1.95	2.00	1.48	2.00	1.76	1.02	2.04	1.76	1.58	1.30	1.11		1.48		1.48	1.48
495	1.50	1.78	1.50	1.40	1.40	1.31	0.94	1.31	0.94	1.13	1.31	1.03	1.03	1.03	1.13	1.22	0.75	1.22	0.75	0.75
496	1.76	2.04	1.76	1.67	1.67	1.58	1.21	1.58	1.21	1.39	1.58	1.30	1.30	1.30	1.39	1.48		1.48
498	1.76	2.04	1.76	1.67	1.67	1.58	1.21	1.58	1.21	1.39	1.58	1.30	1.30	1.30	1.39	1.48
499	1.50	1.78	1.50	1.40	1.40	1.31	0.94	1.31	0.94	1.13	1.31	1.03	1.03	1.03	1.13	1.22	0.75			0.75
811	2.33	2.49	2.58	2.41	2.58	1.67	1.76	2.00	2.04	2.08	2.16	2.08	2.25	2.16	2.16	2.16	2.04	2.16	2.04	2.04
812	2.31	2.56	2.47	2.39	2.47	1.76	1.58	1.98	1.81	1.86	2.14	1.98	2.06	1.90	1.81	1.81	1.86	1.81	1.86	1.86
813	2.31	2.56	2.47	2.39	2.47	1.76	1.58	1.98	1.81	1.86	2.14	1.98	2.06	1.90	1.81	1.81	1.86	1.81	1.86	1.86
814	3.01	2.84	3.09	2.92	3.01	2.51	2.21	2.76	2.51	2.21	2.84	2.59	2.59	2.35	2.26	2.31	2.35	2.31	2.35	2.35

815	3.96	4.15	4.02	3.89	3.89	3.56	3.23	3.76	3.56	3.17	3.83	3.63	3.63	3.43	3.30	3.17	3.36	3.17	3.36	3.36
816	2.25	2.49	2.41	2.25	2.41	1.67	1.58	2.04	1.95	1.86	2.08	2.04	2.00	2.04	2.04	1.95	1.86	1.95	1.86	1.86
817	2.33	2.58	2.33	2.16	2.08	2.08	1.58	2.16	1.95	1.21	2.16	2.04	1.86	1.58	1.39	1.21	1.67	1.21	1.67	1.67
818	3.36	3.56	3.36	3.23	3.17	3.44	2.94	3.17	3.35	2.78	3.17	3.35	3.27	3.02	2.86	2.78	3.11	2.78	3.11	3.11
820	2.33	2.49	2.33	2.16	2.16	2.04	1.48	2.08	1.86	1.30	2.08	1.95	1.95	1.58	1.48	1.39	1.67	1.39	1.67	1.67
821	3.30	3.43	3.17	3.44	3.35	3.17	3.11	3.23	3.35	2.69	3.17	3.35	3.11	2.86	2.69	2.61	3.11	2.61	3.11	3.11
831	2.08	2.25	2.04	1.86	1.67	2.16	1.86	2.08	1.86	1.48	2.00	1.76	1.58	1.30	1.30	1.39	1.67	1.39	1.67	1.67
833	3.05	3.14	2.81	2.64	2.56	3.05	2.56	2.97	2.64	2.27	2.89	2.64	2.39	2.27	2.18	2.09	2.48	2.09	2.48	2.48
834	2.00	2.08	1.86	1.67	1.48	2.33	2.00	2.08	1.95	1.86	2.04	1.86	1.58	1.58	1.67	1.76	1.95	1.76	1.95	1.95
835	2.33	2.41	2.08	2.04	1.95	2.49	2.08	2.33	2.08	1.86	2.25	2.00	1.86	1.67	1.67	1.67	2.04	1.67	2.04	2.04
836	2.49	2.58	2.25	2.08	2.04	2.58	2.08	2.49	2.16	1.86	2.33	2.08	1.95	1.76	1.67	1.67	2.00	1.67	2.00	2.00
841	2.04	2.00	1.67	1.67	1.39	2.33	2.08	2.08	2.04	2.04	2.04	1.86	1.67	1.76	1.86	1.95	1.95	1.95	1.95	1.95
842	2.33	2.41	2.00	2.04	1.86	2.66	2.25	2.41	2.16	2.00	2.25	2.08	1.95	1.95	1.95	2.04	2.08	2.04	2.08	2.08
843	2.49	2.58	2.25	2.08	2.04	2.74	2.25	2.58	2.33	2.04	2.41	2.16	2.04	1.95	1.86	1.95	2.16	1.95	2.16	2.16
844	2.00	2.04	1.76	1.95	1.86	2.74	2.66	2.33	2.33	2.66	2.16	2.16	2.08	2.33	2.49	2.58	2.41	2.58	2.41	2.41
845	2.00	2.00	1.76	1.76	1.58	2.58	2.41	2.25	2.08	2.25	2.08	2.04	1.95	2.04	2.08	2.16	2.08	2.16	2.08	2.08
846	2.58	2.58	2.16	2.08	2.04	2.90	2.58	2.66	2.41	2.25	2.49	2.33	2.16	2.08	2.08	2.16	2.41	2.16	2.41	2.41
847	2.33	2.16	2.08	2.25	2.16	2.64	2.64	2.66	2.74	2.64	2.49	2.58	2.58	2.82	2.90	2.64	2.82	2.64	2.82	2.82
848	2.58	2.58	2.16	2.08	2.04	2.90	2.58	2.66	2.41	2.25	2.49	2.33	2.16	2.08	2.08	2.16	2.41	2.16	2.41	2.41
851	2.66	2.58	2.41	2.49	2.33	2.83	2.83	2.57	2.57	2.77	2.82	2.82	2.74	2.90	2.64	2.70	2.64	2.70	2.64	2.64
855	2.49	2.58	2.25	2.08	2.04	2.74	2.25	2.58	2.33	2.04	2.41	2.16	2.04	1.95	1.86	1.95	2.16	1.95	2.16	2.16
861	2.25	2.00	2.16	2.33	2.41	2.90	2.70	2.58	2.74	2.77	2.41	2.58	2.66	2.57	2.70	2.83	2.90	2.83	2.90	2.90
862	2.25	2.00	2.16	2.33	2.41	2.90	2.70	2.58	2.74	2.77	2.41	2.58	2.66	2.57	2.70	2.83	2.90	2.83	2.90	2.90
863	1.95	1.67	1.86	2.04	2.04	2.58	2.74	2.16	2.33	2.82	2.08	2.25	2.25	2.58	2.74	2.90	2.49	2.90	2.49	2.49
865	2.33	2.16	2.16	2.33	2.33	2.64	2.77	2.66	2.82	2.77	2.58	2.66	2.66	2.57	2.70	2.77	2.90	2.77	2.90	2.90
866	2.74	2.49	2.49	2.66	2.66	2.90	3.03	2.64	2.70	3.03	2.90	2.57	2.57	2.77	2.90	3.03	2.83	3.03	2.83	2.83
867	2.90	2.66	2.66	2.82	2.74	3.03	3.10	2.77	2.77	3.10	2.64	2.70	2.70	2.90	3.03	3.10	2.97	3.10	2.97	2.97
871	2.90	2.66	2.66	2.82	2.74	3.03	3.10	2.77	2.77	3.03	2.64	2.70	2.70	2.90	2.97	3.03	2.90	3.03	2.90	2.90
872	2.64	2.90	2.82	2.90	2.90	3.23	3.23	2.90	2.90	3.16	2.77	2.83	2.77	2.97	3.10	3.16	3.03	3.16	3.03	3.03
873	2.82	2.66	2.58	2.74	2.74	3.03	3.10	2.70	2.77	3.10	2.57	2.64	2.64	2.83	2.97	3.10	2.90	3.10	2.90	2.90
877	2.25	2.00	2.08	2.25	2.33	2.90	2.64	2.49	2.66	2.77	2.41	2.58	2.58	2.90	2.64	2.77	2.90	2.77	2.90	2.90
878	2.49	2.25	2.33	2.49	2.49	2.77	2.83	2.82	2.90	2.90	2.66	2.82	2.82	2.70	2.77	2.90	2.64	2.90	2.64	2.64
879	2.33	2.16	2.16	2.33	2.33	2.64	2.77	2.66	2.82	2.77	2.58	2.66	2.66	2.57	2.70	2.77	2.90	2.77	2.90	2.90

1)              Billing rates (tariffs) stated herein in rubles per minute are tax-exempt, eventual taxes may be imposed on the stated rates in accordance with current law.

2)              Tariffing of Traffic admission services is performed per minute from the first second of connection. The minute count is approximated to full minutes in the direction of the bigger figure.

For Rostelecom:	For Operator:

General Director	General Director
OAO Rostelecom	OJSC CenterTelecom:

D.Ye. Yerokhin	S.V.Pridantsev

Seal here	Seal here

Appendix No. 2
to Additional Agreement No.3

dt.                   2006

Services Report,

Under Contract No.                   dt.

for                              month

This Report is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                          authorized to act by Power of attorney No.                                          dt.                                          on the one part, and                                          , hereinafter referred to as “Operator” represented by                                          ,                                          represented            by                                          , authorized to act by                                          , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Rostelecom:

Ref. No.	Description of the service	Measurement unit min	Number of min	Service Cost inc. net of VAT, roubles	VAT, roubles	Service Cost including VAT, roubles
1	2	3	4	5	6	7
1	Long-distance termination of call in other operator’s network
2
Total

The rendered services cost aggregated                  , including VAT               .

For Rostelecom:	For Operator:

General Director	General Director
OAO Rostelecom	OJSC CenterTelecom:

D.Ye. Yerokhin	S.V.Pridantsev

Seal here	Seal here